EXHIBIT 10.2

                      SECOND AMENDMENT TO LICENSE AGREEMENT

     This Second Amendment to the License Agreement ("Amendment") is entered into as of the 29th day of August, 1996, to be effective as of the effective date of the Agreement (as defined below), by and between YALE UNIVERSITY ("YALE"), a corporation organized and existing under and by virtue of a charter granted by the General Assembly of the Colony and State of Connecticut and located in New Haven, Connecticut, and INNOVIR LABORATORIES, INC. ("LICENSEE"), a corporation organized and existing under the laws of the State of Delaware with its principal office located in New York City, New York.

                              W I T N E S S E T H:

     WHEREAS, YALE and LICENSEE entered into that certain License Agreement signed by LICENSEE on August 22, 1990 and YALE on September 7, 1990, as amended as of October 21, 1994 (the "Agreement"), pertaining to an invention entitled, "External Guide Sequences for an RNA Enzyme" and

     WHEREAS, the parties desire to amend certain provisions of the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein, the parties hereby agree as follows:

     1. The terms as defined in the Agreement shall have the same meanings in this Amendment.

     2. Modify Section 2.2 to read:


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          2.2 LICENSEE shall have the right to sublicense the rights granted hereunder, provided that any such sublicense shall provide for payment of SUBLICENSE INCOME by SUBLICENSEE based on sales by SUBLICENSEE. All sublicenses hereunder granted by LICENSEE shall be coterminable with this Agreement to the extent Yale's rights in the LICENSED PATENTS are involved.

     3. Modify Section 4.2 to read:

          4.2 In addition, LICENSEE shall pay to YALE EARNED ROYALTIES of one percent (1%) of all NET SALES and ten percent (10%) of all SUBLICENSE INCOME.

     4. Modify Section 4.4 to read:

          4.4 In the event that LICENSEE is required to license patent technology in order to make, use or sell the LICENSED PRODUCTS, LICENSEE can decrease the EARNED ROYALTIES of one percent (1.0%) of NET SALES and ten percent (10.0%) of all SUBLICENSE INCOME by a percentage equal to one-half of the percentage of NET SALES and of SUBLICENSE INCOME payable for the additional license required to make, use or sell the LICENSED PRODUCTS; provided, however, that, in no event, shall the EARNED ROYALTIES on NET SALES be reduced below seven tenths of a percent (0.7%) and that, in no event, shall the EARNED ROYALTIES on SUBLICENSE INCOME be reduced below seven percent (7.0%).

     5. Add new Section 4.6 to the Agreement:

          4.6 Stock.

          As consideration for YALE modifying the royalty obligations under the Agreement and for entering this Amendment, on or before September 30, 1996, LICENSEE will issue a warrant (the "Warrant") to YALE to purchase 500,000 shares of its common stock (the "Shares") at an exercise price equal to $1.50 per share, with an exercise date on or before August 31, 2006, and in accordance with such other terms as contained in the draft of the Warrant faxed by LICENSEE to YALE on August 28, 1996 or as are satisfactory to LICENSEE and YALE.

     6. Except as amended hereby, the Agreement shall be and remain in full force and effect. This Amendment shall be effective as of the effective date of the Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date below their signature.

YALE UNIVERSITY                                 INNOVIR LABORATORIES, INC.

By /s/ GREGORY E. GARDINER                      By /s/ ALLAN R. GOLDBERG
       -------------------------------             ---------------------------
                                                       Allan R. Goldberg, Ph.D
Its Director, Office of Coop. Research                 Chief Executive Officer

Date 8/30/96                                    Date Aug. 29, 1996

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